Exhibit 10.43

FIRST AMENDMENT TO
COOPER CAMERON CORPORATION
SECOND AMENDED AND RESTATED
1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     WHEREAS, COOPER CAMERON CORPORATION (the “Company”) has heretofore adopted the COOPER CAMERON CORPORATION SECOND AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (the “Plan”); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 15, 2004:

1.	The designation of the first paragraph of Section 8 as (“a”) shall be deleted and Section 8(b) shall be deleted in its entirety.

2.	As amended hereby, the Plan is specifically ratified and reaffirmed.

APPROVED:

/s/ William C. Lemmer

William C. Lemmer
Vice President, General Counsel
and Secretary

Date: December 15, 2004